At Home Group Inc. Announces Fourth Quarter  Fiscal 2020 Financial Results

•	Delivers 6th consecutive year of high teens net sales growth
•	Increases Q4 net sales 12.3%; Q4 comparable store sales[1] decrease 3.1%
•	Delivers Q4 EPS of $(3.50) and Q4 pro forma adjusted EPS[1] of $0.37
•	Provides update on the impact of COVID-19

Plano, Texas, March 24,  2020 -- At Home Group Inc. (NYSE: HOME), the home décor superstore, today announced its financial results for the fourth quarter and fiscal year ended January 25, 2020.

Lee Bird, Chairman and Chief Executive Officer, stated, "We were pleased with the momentum we saw in the back half of the fourth quarter as comparable store sales accelerated, and we exited the year with a healthy inventory position and $105 million in free cash flow2 improvement. We have been implementing key merchandising and marketing initiatives in fiscal 2021 to continue driving the business forward, and we remain focused on delivering great products at great prices.”

Mr. Bird continued, “Given the rapidly evolving situation with COVID-19, we have seen a notable slowdown in store traffic over the past two weeks. We are prioritizing the health and safety of our customers and team members by temporarily closing stores and rapidly accelerating our omnichannel capabilities. We have also taken swift and bold action to preserve liquidity and have proactively drawn down our revolving credit facility to give us increased financial flexibility. Due to this period of unprecedented uncertainty, we are not providing first quarter and fiscal year 2021 guidance at this time, but we remain confident in the long-term strength of our lean, flexible operating model and the significant whitespace opportunity that still lies ahead.”

For the Thirteen Weeks Ended January 25, 2020

•

The Company closed one store in the fourth quarter of fiscal 2020 and ended the quarter with 212 stores in 39 states. The Company has opened a net 32 stores since the fourth quarter of fiscal 2019, representing a 17.8% increase.

•

Net sales increased 12.3% to $397.7 million from $354.1 million in the fourth quarter of fiscal 2019 driven by the net increase in open stores. Comparable store sales[1] decreased 3.1% compared to an increase of 2.1% in the fourth quarter of fiscal 2019, primarily driven by the impact of a shorter holiday selling season and the resulting promotional environment.

•

Gross profit decreased 2.7% to $114.1 million from  $117.2 million in the fourth quarter of fiscal 2019. Gross margin decreased 440 basis points to 28.7% from  33.1% in the prior year period primarily as a result of both product margin contraction due to incremental markdowns related to our seasonal merchandise and occupancy deleverage, including the adoption of ASC 842 “Leases”  and the impact of fiscal 2020 sale-leaseback transactions, partially offset by year-over-year improvement in inventory shrink.

•

Selling, general and administrative expenses (“SG&A”) increased 3.9% to $73.8 million from  $71.1 million in the fourth quarter of fiscal 2019.  Adjusted SG&A1 increased 5.5% to $73.8 million compared to a recast[3]  $70.0 million in the fourth quarter of fiscal 2019. Adjusted SG&A1 as a percentage of net sales improved by 120 basis points on a recast[3] basis to 18.6% primarily due to a reduction in incentive compensation expense and preopening expenses year-over-year, partially offset by investments in labor and advertising to support our growth strategies.

•

Operating loss was  $209.1 million compared to operating income of  $44.6 million in the fourth quarter of fiscal 2019 primarily due to a non-cash goodwill impairment charge of $250.0 million recognized in the fourth quarter of fiscal 2020. Adjusted operating income[1] decreased 10.6% to $38.2 million from a recast[3]  $42.7 million in the fourth quarter of fiscal 2019. Adjusted operating margin[1] decreased 250 basis points on a recast[3] basis to 9.6% of net sales driven by the gross margin and adjusted SG&A1 factors described above.

•

Interest expense decreased to $7.3 million from $7.6 million in the fourth quarter of fiscal 2019 due to a year-over-year decrease in average interest rates and the impact of ASC 842, partially offset by increased borrowings to support our growth strategies.

•	Income tax expense increased to $7.6 million from $7.3 million in the fourth quarter of fiscal 2019.

•

Net loss was $224.1 million compared to net income of $29.6 million in the fourth quarter of fiscal 2019. Adjusted Net Income[1] was $23.9 million compared to a  recast[3]  $29.0 million in the fourth quarter of fiscal 2019.

•	EPS was $(3.50) compared to $0.45 in the fourth quarter of fiscal 2019. Pro forma adjusted EPS[1] was $0.37 compared to a recast[3] $0.44 in the fourth quarter of fiscal 2019.
•	Adjusted EBITDA[1] decreased 2.8% to $61.5 million from a recast[3] $63.3 million in the fourth quarter of fiscal 2019.

For the Fiscal Year Ended January 25, 2020

•

Net sales increased 17.1% to $1,365.0 million from $1,165.9 million in fiscal 2019 driven by the net increase in open stores. Comparable store sales[1] decreased 1.7% primarily due to a shorter holiday selling season and the resulting promotional environment during the fourth quarter and adverse weather conditions in the first half of fiscal 2020. To a lesser extent, fiscal 2020 comparable store sales were also impacted by an unfavorable customer response in certain categories to tariff-related strategic price increases.

•

Gross profit increased 0.5% to $388.0 million from $385.9 million in fiscal 2019. Gross margin decreased 470 basis points to 28.4% from 33.1% in fiscal 2019, primarily as a result of product margin contraction due to incremental markdowns, occupancy deleverage including the adoption of ASC 842 “Leases”  and the impact of fiscal 2020 and 2019 sale-leaseback transactions, and costs associated with the Company’s second distribution center, partially offset by year-over-year improvement in inventory shrink.

•

SG&A  decreased 0.4% to $302.3 million from $303.5 million in the prior year, primarily due to the nonrecurrence of stock-based compensation expense of $41.5 million related to the one-time CEO grant recognized in the second quarter of fiscal 2019 and a decrease in incentive compensation, largely offset by increased store labor and advertising expenses to support our growth strategies.  Adjusted SG&A1 increased 16.3% to $300.1 million compared to a recast[3]  $258.1 million in fiscal 2019. Adjusted SG&A1 as a percentage of net sales improved 10 basis points on a recast[3] basis to 22.0% primarily due to a reduction in incentive compensation expense largely offset by increased store labor and advertising expenses to support our growth strategies.

•

Operating loss was $159.5 million compared to operating income of $76.0 million in fiscal 2019 primarily due to a goodwill impairment charge of $250.0 million recognized in the fourth quarter of fiscal 2020. Adjusted operating income[1] decreased 27.6% to $80.2  million from a recast[3]  $110.8 million in fiscal 2019. Adjusted operating margin[1] decreased 360 basis points on a recast[3] basis to 5.9% of net sales driven by the gross margin and adjusted SG&A1 factors described above.

•	Interest expense increased to $31.8 million from $27.1 million in fiscal 2019 primarily due to increased borrowings to support our growth strategies partially offset by the impact of ASC 842.
•

Income tax expense increased to $23.2 million from a nominal income tax benefit in fiscal 2019,  primarily due to recognition of $9.3 million of deferred tax expense related to the cancellation of the one-time CEO grant during the third quarter of fiscal 2020 compared to $9.8 million in excess tax benefits related to stock option exercises in fiscal 2019.

•	Net loss was $214.4 million compared to net income of $49.0 million in fiscal 2019. Adjusted Net Income[1] was $36.9 million compared to a recast[3] $77.2 million in fiscal 2019.
•	EPS was $(3.35) compared to $0.74 in fiscal 2019. Pro forma adjusted EPS[1] was $0.57 compared to a recast[3] $1.17 in fiscal 2019.
•	Adjusted EBITDA[1] decreased 8.3% to $175.3 million from a recast[3] $191.2 million in fiscal 2019.

Goodwill Impairment

During the fourth quarter of fiscal 2020, we conducted an interim impairment testing of goodwill. Based on the results of our test, we recognized a non-cash goodwill impairment charge of $250.0 million for the fiscal year ended January 25, 2020.

Balance Sheet Highlights as of January 25, 2020

•	Net inventories increased 9.4% to $417.8 million from $382.0 million as of January 26, 2019 primarily due to a 17.8% increase in the number of open stores.
•	Total liquidity (cash plus $150.7 million of availability under our revolving credit facility) was $162.8 million.
•

Long-term debt was $334.3 million compared to $336.4 million as of January 26, 2019. Additionally, there was $235.7 million outstanding under our revolving credit facility as of January 25, 2020 compared to $221.0 million as of January 26, 2019. Increased borrowings were primarily driven by a net increase of 32 new stores year-over-year.

(1)

Represents a non-GAAP financial measure. For additional information about non-GAAP measures, including, where applicable, reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see “Non-GAAP Measures” below.

(2)	We define “free cash flow” as net cash provided by operating activities less net cash used in investing activities.
(3)

Represents the necessary adjustments to reflect management’s estimates, for illustrative purposes, of the impact of the adoption of ASC 842 on fiscal 2019 results, which requires, among other things, a change to the accounting treatment of sale-leaseback transactions and the reclassification of certain of our financing obligations.

Outlook & Key Assumptions

Given the unprecedented and rapidly evolving uncertainty related to COVID-19, the Company is not providing first quarter and fiscal year 2021 guidance at this time.

Conference Call Details

A conference call to discuss the fourth quarter and fiscal 2020 financial results is scheduled for today, March 24, 2020, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0789 (international callers please dial 1-201-689-8562) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.athome.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.athome.com for 90 days.

Terminology

We define certain terms used in this release as follows:

"Adjusted EBITDA" means net (loss) income before net interest expense, income tax provision and depreciation and amortization, adjusted for the impact of certain other items as defined in our debt agreements, including certain legal settlements and consulting and other professional fees, stock-based compensation expense, impairment charges, gain on sale-leaseback, non-cash rent, initial public offering related non-cash stock-based compensation expense, non-cash stock-based compensation expense related to the nonqualified stock option to purchase 1,988,255 shares of our common stock at an exercise price per share of $38.35 (the “one-time CEO grant”) previously granted to Mr. Bird in fiscal year 2019 and other adjustments.  Periods within fiscal 2019 have been recast to show the illustrative impact of ASC 842, which is non-cash in nature.

“Adjusted Net Income” means net (loss) income,  adjusted for impairment charges, gain on sale-leaseback, initial public offering related non-cash stock-based compensation expense and related payroll tax expenses and the income tax impact associated with the special one-time initial public offering bonus stock option exercises, non-cash stock-based compensation expense related to the one-time CEO grant and the deferred tax expense related to the cancellation thereof, costs associated with the resignation of our former Chief Financial Officer (the “CFO Transition”), costs associated with the restructuring of our merchandising department, loss on disposal of certain buildings and other adjustments, which include charges incurred in connection with the sale of shares of our common stock on behalf of certain existing stockholders and other transaction costs. Periods within fiscal 2019 have been recast to show the illustrative impact of ASC 842, which is non-cash in nature.

“Adjusted operating income” means operating (loss) income, adjusted for impairment charges, gain on sale-leaseback, initial public offering related non-cash stock-based compensation expense and related payroll tax expenses, non-cash stock-based compensation expense related to the one-time CEO grant, costs associated with the CFO transition, costs associated with the restructuring of our merchandising department,  loss on disposal of certain buildings and other adjustments, which include costs related to the registration and sale of shares of our common stock on behalf of certain existing stockholders, and other transaction costs. Periods within fiscal 2019 have been recast to show the illustrative impact of ASC 842, which is non-cash in nature.

“Adjusted SG&A” means selling, general and administrative expenses adjusted for certain expenses, including initial public offering related non-cash stock-based compensation expense and related payroll tax expenses, non-cash stock-based compensation expense related to the one-time CEO grant, costs associated with the CFO transition, costs associated with the restructuring of our merchandising department,  loss on disposal of certain buildings and other adjustments, which include costs related to the registration and sale of shares of our common stock on behalf of certain existing stockholders, and other transaction costs. Periods within fiscal 2019 have been recast to show the illustrative impact of ASC 842, which is non-cash in nature.

"Comparable store sales" means, for any reporting period, the change in period-over-period net sales for the comparable store base, beginning with stores on the second day of the sixteenth full fiscal month following the store's opening. When a store is being relocated or remodeled, we exclude sales from that store in the calculation of comparable store sales until the first day of the sixteenth full fiscal month after it reopens. As it relates to At Home, “two-year comparable store sales basis” refers to the sum of the increase (decrease) in comparable store sales for each of the current and preceding fiscal years.

“EPS” means diluted earnings per share.

“GAAP” means accounting principles generally accepted in the United States.

“Pro forma adjusted EPS” means Adjusted Net Income divided by pro forma diluted weighted average shares outstanding.

“Pro forma diluted weighted average shares outstanding” means diluted share count on a pro forma basis.

“Store-level Adjusted EBITDA” means Adjusted EBITDA, adjusted further to exclude the impact of costs associated with new store openings and certain corporate overhead expenses which we do not consider in our evaluation of the ongoing operating performance of our stores from period to period.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assumed", "believe", "continue", "could", "estimate", "expect", "intend", “look forward”, "may", "might", "on track", “outlook”, "plan", "potential", "predict", “reaffirm”, "seek", "should", or "vision", or the negative thereof or other variations thereon or comparable terminology. The financial results for our fourth fiscal quarter 2020 and fiscal year 2020 included in this press release are preliminary and represent the most current information available to management. Our actual results when disclosed in our Annual Report on Form 10-K may differ from these preliminary results as a result of the completion of our financial closing procedures, final adjustments, completion of the review and audit by our independent registered accounting firm and other developments that may arise between now and the disclosure of the final results. In addition, statements about our assumptions for financial performance for the first quarter and fiscal year 2021 and beyond, as well as statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets, potential growth opportunities, impact of expected stock option exercises, future capital expenditures, and estimates of expenses we may incur in connection with equity incentive awards to management and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this document are forward-looking statements. Furthermore, statements contained in this document relating to the recent global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 26, 2019, those factors that will be described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 25, 2020 and other reports that we file with the Securities and Exchange Commission (“SEC”), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About At Home Group Inc.

At Home (NYSE:HOME), the home decor superstore, offers more than 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 218 stores in 39 states. For more information, please visit us online at investor.athome.com.

-Financial Tables to Follow-

AT HOME GROUP INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	January 25, 2020	January 26, 2019
Assets
Current assets:
Cash and cash equivalents	$12,082	$10,951
Inventories, net	417,763	382,023
Prepaid expenses	10,693	7,949
Other current assets	7,634	13,626
Total current assets	448,172	414,549
Operating lease right-of-use assets	1,176,920	—
Property and equipment, net	714,188	682,663
Goodwill	319,732	569,732
Trade name	1,458	1,458
Debt issuance costs, net	1,218	1,539
Restricted cash	3	2,515
Noncurrent deferred tax asset	16,815	52,805
Other assets	1,041	945
Total assets	$2,679,547	$1,726,206
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$119,191	$115,821
Accrued and other current liabilities	112,667	117,508
Revolving line of credit	235,670	221,010
Current portion of operating lease liabilities	65,188	—
Current portion of deferred rent	—	11,364
Current portion of long-term debt	4,862	4,049
Income taxes payable	137	—
Total current liabilities	537,715	469,752
Operating lease liabilities	1,195,564	—
Long-term debt	334,251	336,435
Financing obligations	—	35,038
Deferred rent	—	169,339
Other long-term liabilities	3,406	4,556
Total liabilities	2,070,936	1,015,120
Shareholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 64,106,061 and 63,609,684 shares issued and outstanding, respectively	641	636
Additional paid-in capital	657,038	643,677
(Accumulated deficit) retained earnings	(49,068)	66,773
Total shareholders' equity	608,611	711,086
Total liabilities and shareholders' equity	$2,679,547	$1,726,206

AT HOME GROUP INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Thirteen Weeks Ended		Fiscal Year Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019

Net sales	$397,716	$354,065	$1,365,035	$1,165,899
Cost of sales	283,625	236,826	977,083	780,048
Gross profit	114,091	117,239	387,952	385,851

Operating expenses
Selling, general and administrative expenses	73,846	71,055	302,300	303,453
Impairment charges	250,000	—	255,230	—
Depreciation and amortization	2,046	1,616	7,626	6,363
Total operating expenses	325,892	72,671	565,156	309,816
Gain on sale-leaseback	2,652	—	17,742	—

Operating (loss) income	(209,149)	44,568	(159,462)	76,035
Interest expense, net	7,301	7,606	31,801	27,056
(Loss) income before income taxes	(216,450)	36,962	(191,263)	48,979
Income tax provision (benefit)	7,603	7,349	23,172	(17)
Net (loss) income	$(224,053)	$29,613	$(214,435)	$48,996

Earnings per share:
Net (loss) income per common share:
Basic	$(3.50)	$0.47	$(3.35)	$0.78
Diluted	$(3.50)	$0.45	$(3.35)	$0.74
Weighted average shares outstanding:
Basic	64,105,628	63,592,382	63,975,633	62,936,959
Diluted	64,105,628	65,887,848	63,975,633	66,299,646

AT HOME GROUP INC.

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	January 25, 2020	January 26, 2019
Operating Activities
Net (loss) income	$(214,435)	$48,996
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	69,418	56,529
Non-cash lease expense	68,009	-
Impairment charges	255,230	-
Non-cash interest expense	2,251	2,181
Gain on sale-leaseback	(17,742)	-
Amortization of deferred gain on sale-leaseback	-	(8,751)
Deferred income taxes	3,247	(19,244)
Stock-based compensation	7,423	49,526
Other non-cash losses, net	1,398	553
Changes in operating assets and liabilities:
Inventories	(35,740)	(112,179)
Prepaid expenses and other current assets	(1,619)	989
Other assets	(96)	(629)
Accounts payable	4,149	29,261
Accrued liabilities	3,219	19,156
Income taxes payable	137	-
Operating lease liabilities	(39,252)	-
Deferred rent	-	19,946
Net cash provided by operating activities	105,597	86,334
Investing Activities
Purchase of property and equipment	(246,758)	(357,521)
Net proceeds from sale of property and equipment	123,294	148,398
Net cash used in investing activities	(123,464)	(209,123)
Financing Activities
Payments under lines of credit	(876,510)	(721,177)
Proceeds from lines of credit	891,170	780,187
Payment of debt issuance costs	(160)	(1,009)
Proceeds from issuance of long-term debt	-	50,000
Payments on financing obligations	-	(265)
Proceeds from financing obligations	-	1,625
Payments on long-term debt	(3,957)	(3,316)
Proceeds from exercise of stock options	5,943	21,685
Net cash provided by financing activities	16,486	127,730
(Decrease) increase in cash, cash equivalents and restricted cash	(1,381)	4,941
Cash, cash equivalents and restricted cash, beginning of period	13,466	8,525
Cash, cash equivalents and restricted cash, end of period	$12,085	$13,466

Supplemental Cash Flow Information
Cash paid for interest	$29,964	$23,297
Cash paid for income taxes	$29,246	$17,013
Supplemental Information for Non-cash Investing and Financing Activities
(Decrease) increase in current liabilities of property and equipment	$(10,415)	$14,297
Property and equipment reduction due to sale-leaseback	$-	$(111,932)
Property and equipment additions due to build-to-suit lease transactions	$-	$13,679

Non-GAAP Measures

Certain financial measures presented in this release, such as comparable store sales, Adjusted EBITDA, adjusted SG&A, adjusted operating income, Adjusted Net Income,  pro forma diluted weighted average shares outstanding, pro forma adjusted EPS and Store-level Adjusted EBITDA, are not recognized under GAAP.

We present comparable store sales, which is not a recognized financial measure under GAAP, because it allows us to evaluate how our store base is performing by measuring the change in period-over-period net sales in stores that have been open for the applicable period. We present Adjusted EBITDA and Store-level Adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, loss on extinguishment of debt, impairment charges and taxes. We present adjusted SG&A, adjusted operating income, Adjusted Net Income, pro forma diluted weighted average shares outstanding and pro forma adjusted EPS, which are not recognized financial measures under GAAP, because we believe investors’ understanding of our operating performance is enhanced by the disclosure of selling, general and administrative expenses, operating income, net income and earnings per diluted share adjusted for items that we do not believe are indicative of our core operating performance.

You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating our non-GAAP measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentations. In particular, Store-level Adjusted EBITDA does not reflect costs associated with new store openings, which are incurred on a limited basis with respect to any particular store when opened and are not indicative of ongoing core operating performance, and corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, comparable store sales, Adjusted EBITDA, adjusted SG&A, adjusted operating income, Adjusted Net Income,  pro forma diluted weighted average shares outstanding, pro forma adjusted EPS and Store-level Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Comparable store sales, Adjusted EBITDA, adjusted SG&A, adjusted operating income, Adjusted Net Income,  pro forma diluted weighted average shares outstanding, pro forma adjusted EPS and Store-level Adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using comparable store sales, Adjusted EBITDA, adjusted SG&A, adjusted operating income, Adjusted Net Income,  pro forma diluted weighted average shares outstanding, pro forma adjusted EPS and Store-level Adjusted EBITDA only as supplemental information.

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP measures adjusted operating income, Adjusted Net Income and adjusted EPS to their most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

AT HOME GROUP INC.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

The tables below reconcile the non-GAAP financial measures of adjusted SG&A, adjusted operating income, Adjusted Net Income,  pro forma adjusted EPS, Adjusted EBITDA and Store-level Adjusted EBITDA to their most directly comparable GAAP financial measures. Periods prior to the adoption of ASC 842 have been adjusted in the tables below to show the illustrative impact of the accounting standard based on management’s estimates for comparability purposes.

Reconciliation of selling, general and administrative expenses to adjusted SG&A

	Thirteen Weeks Ended		Fiscal Year Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019

Selling, general and administrative expenses, as reported	$73,846	$71,055	$302,300	$303,453
Adjustments:
Stock-based compensation related to special one-time IPO bonus grant(a)	—	—	—	(2,521)
Payroll tax expense related to special one-time IPO bonus stock option exercises(b)	—	(5)	(46)	(69)
Stock-based compensation related to one-time CEO grant(c)	—	—	—	(41,475)
CFO Transition costs(d)	—	(1,264)	—	(2,393)
Loss on disposal of building(e)	—	(500)	—	(500)
Merchandising department restructuring(f)	—	—	(870)	—
Other(g)	—	—	(1,258)	(1,478)
Adjusted selling, general and administrative expenses, as reported	73,846	69,286	300,126	255,017
Illustrative impact of ASC 842(h)	—	706	—	3,037
Adjusted selling, general and administrative expenses, as recast	$73,846	$69,992	$300,126	$258,054

Reconciliation of operating income to adjusted operating income

	Thirteen Weeks Ended		Fiscal Year Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019

Operating (loss) income, as reported	$(209,149)	$44,568	$(159,462)	$76,035
Adjustments:
Impairment charges(i)	250,000	—	255,230	—
Gain on sale-leaseback(j)	(2,652)	—	(17,742)	—
Stock-based compensation related to special one-time IPO bonus grant(a)	—	—	—	2,521
Payroll tax expense related to special one-time IPO bonus stock option exercises(b)	—	5	46	69
Stock-based compensation related to one-time CEO grant(c)	—	—	—	41,475
CFO Transition costs(d)	—	1,264	—	2,393
Loss on disposal of building(e)	—	500	—	500
Merchandising department restructuring(f)	—	—	870	—
Other(g)	—	—	1,258	1,478
Adjusted operating income, as reported	38,199	46,337	80,200	124,471
Illustrative impact of ASC 842(h)	—	(3,621)	—	(13,677)
Adjusted operating income, as recast	$38,199	$42,716	$80,200	$110,794
Adjusted operating margin, as recast	9.6%	12.1%	5.9%	9.5%

Reconciliation of diluted weighted average shares outstanding to pro forma diluted weighted average shares outstanding

	Thirteen Weeks Ended		Fiscal Year Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019

Diluted weighted average shares outstanding	64,105,628	65,887,848	63,975,633	66,299,646
Dilutive effect of stock options and other awards(k)	17,189	—	601,672	—
Pro forma diluted weighted average shares outstanding	64,122,817	65,887,848	64,577,305	66,299,646

Reconciliation of net (loss) income to Adjusted Net Income and pro forma adjusted EPS

	Thirteen Weeks Ended		Fiscal Year Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019

Net (loss) income, as reported	$(224,053)	$29,613	$(214,435)	$48,996
Adjustments:
Impairment charges(i)	250,000	—	255,230	—
Gain on sale-leaseback(j)	(2,652)	—	(17,742)	—
Stock-based compensation related to special one-time IPO bonus grant(a)	—	—	—	2,521
Payroll tax expense related to special one-time IPO bonus stock option exercises(b)	—	5	46	69
Stock-based compensation related to one-time CEO grant(c)	—	—	—	41,475
CFO Transition costs(d)	—	1,264	—	2,393
Loss on disposal of building(e)	—	500	—	500
Merchandising department restructuring(f)	—	—	870	—
Other(g)	—	—	1,258	1,478
Tax impact of adjustments to net (loss) income(l)	590	(94)	2,383	(10,810)
Tax impact related to the cancellation of the one-time CEO grant(c)	32	—	9,338	—
Tax benefit related to special one-time IPO bonus stock option exercises(m)	—	(28)	(13)	(593)
Adjusted Net Income, as reported	23,917	31,260	36,935	86,029
Illustrative impact of ASC 842(h)	—	(2,306)	—	(8,789)
Adjusted Net Income, as recast	23,917	28,954	36,935	77,240
Pro forma diluted weighted average shares outstanding(k)	64,122,817	65,887,848	64,577,305	66,299,646
Pro forma adjusted EPS, as reported	0.37	0.47	0.57	1.30
Illustrative impact of ASC 842(h)	—	(0.03)	—	(0.13)
Pro forma adjusted EPS, as recast	$0.37	$0.44	$0.57	$1.17

(a)

Non-cash stock-based compensation expense associated with a special one-time initial public offering bonus grant to certain members of senior management (the “IPO grant”), which we do not consider in our evaluation of our ongoing performance. The IPO grant was made in addition to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers, consultants and non-employee directors and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for certain existing stockholders.

(b)	Payroll tax expense related to stock option exercises associated with the IPO grant, which we do not consider in our evaluation of our ongoing performance.
(c)

Non-cash stock-based compensation expense associated with the one-time CEO grant, which was made during fiscal 2019 and fully recognized during the second fiscal quarter 2019, and which we do not consider in our evaluation of our ongoing performance. On September 12, 2019, the one-time CEO grant was cancelled for no consideration, resulting in the recognition of $9.3 million of deferred tax expense during the third fiscal quarter 2020.

(d)	Costs related to the CFO Transition in the third and fourth fiscal quarter 2019.
(e)	One-time loss incurred related to the acquisition of land for the purposes of building a new store in fiscal year 2020 that had a pre-existing unusable structure on the premises that was demolished.
(f)	Includes certain employee related costs incurred as part of restructuring our merchandising department.
(g)

Other adjustments include amounts our management believes are not representative of our ongoing operations, including charges incurred in connection with the sale of shares of our common stock on behalf of certain existing stockholders and other transaction costs.

(h)

Represents the necessary adjustments to reflect management’s estimates of the illustrative impact of ASC 842 on fiscal year 2019 results, which requires, among other things, a change to the accounting treatment of sale-leaseback transactions and the reclassification of certain of our financing obligations.

(i)	Represents non-cash impairment charges of $250.0 million related to impairment of goodwill and $5.2 million in connection with store closure and relocation decisions.

(j)	As of January 27, 2019, we fully recognized the gains on sale-leaseback transactions on the consolidated statements of operations in accordance with ASC 842.
(k)	Reflects the dilutive impact of stock options and other awards utilizing the treasury stock method with regard to Adjusted Net Income in the period.
(l)

Represents the income tax impact of the adjusted expenses using the annual effective tax rate excluding discrete items for fiscal years 2020 and 2019. After giving effect to the adjustments to net (loss) income, the adjusted effective tax rate for the thirteen weeks ended January 25, 2020 and January 26, 2019 was 22.6% and 19.3%,  respectively. The adjusted effective tax rate for fiscal years 2020 and 2019 was 23.7% and 11.7%, respectively.

(m)	Represents the income tax benefit related to stock option exercises associated with the IPO grant.

Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Store-level Adjusted EBITDA

	Thirteen Weeks Ended		Fiscal Year Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019

Net (loss) income	$(224,053)	$29,613	$(214,435)	$48,996
Interest expense, net	7,301	7,606	31,801	27,056
Income tax provision (benefit)	7,603	7,349	23,172	(17)
Depreciation and amortization(a)	18,018	15,746	69,418	56,529
EBITDA	(191,131)	60,314	(90,044)	132,564
Impairment charges(b)	250,000	—	255,230	—
Gain on sale-leaseback(c)	(2,652)	—	(17,742)	—
Consulting and other professional services(d)	117	808	2,652	5,990
Stock-based compensation expense(e)	1,891	1,220	7,423	5,530
Stock-based compensation related to special one-time IPO bonus grant(f)	—	—	—	2,521
Stock-based compensation related to one-time CEO grant(g)	—	—	—	41,475
Non-cash rent(h)	2,979	579	15,998	4,499
Other(i)	318	1,743	1,816	3,827
Adjusted EBITDA, as reported	61,522	64,664	175,333	196,406
Illustrative impact of ASC 842(j)	—	(1,354)	—	(5,161)
Adjusted EBITDA, as recast	61,522	63,310	175,333	191,245
Costs associated with new store openings(k)	2,827	5,627	24,166	18,656
Corporate overhead expenses(l)	22,248	22,173	95,401	90,839
Less illustrative impact of ASC 842(j)	—	1,354	—	5,161
Store-level Adjusted EBITDA, as reported	86,597	92,464	294,900	305,901
Illustrative impact of ASC 842(j)	—	(717)	—	(2,399)
Store-level Adjusted EBITDA, as recast	$86,597	$91,747	$294,900	$303,502

(a)	Includes the portion of depreciation and amortization expenses that are classified as cost of sales in our consolidated statements of operations.
(b)	For fiscal year 2020, represents non-cash impairment charges of $250.0 million related to impairment of goodwill and $5.2 million in connection with store closure and relocation decisions.
(c)	As of January 27, 2019, we fully recognized the gains on sale-leaseback transactions on the consolidated statements of operations in accordance with ASC 842.
(d)

Primarily consists of (i) consulting and other professional fees with respect to projects to enhance our merchandising and human resource capabilities and other company initiatives; and (ii) charges incurred in connection with the sale of shares of our common stock on behalf of certain existing stockholders and other transaction costs.

(e)

Non-cash stock-based compensation expense related to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers, consultants and non-employee directors.

(f)

Non-cash stock-based compensation expense associated with the IPO grant, which we do not consider in our evaluation of our ongoing performance. The IPO grant was made in addition to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers, consultants and non-employee directors and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for certain existing stockholders.

(g)

Non-cash stock-based compensation expense associated with the one-time CEO grant, which was made during fiscal 2019 and fully recognized during the second fiscal quarter 2019, and which we do not consider in our evaluation of our ongoing performance. On September 12, 2019, the one-time CEO grant was cancelled for no consideration, resulting in the recognition of $9.3 million of deferred tax expense during the third fiscal quarter 2020.

(h)

Consists of the non-cash portion of rent, which reflects (i) the extent to which our GAAP straight-line rent expense recognized exceeds or is less than our cash rent payments, partially offset by (ii) the amortization of deferred gains on sale-leaseback transactions that are recognized to rent expense on a straight-line basis through the applicable lease term. The offsetting amounts relating to the amortization of deferred gains on sale-leaseback transactions were $(2.3) million and $(8.8) million during the thirteen weeks and fiscal year ended January 26, 2019, respectively. We did not recognize deferred gains on sale-leaseback transactions in fiscal 2020 and will not recognize such deferred gains going forward, per the adoption of new lease accounting standards set out in ASC 842. The GAAP straight-line rent expense adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth. For newer leases, our rent expense recognized typically exceeds our cash rent payments while for more mature leases, rent expense recognized is typically less than our cash rent payments.

(i)

Other adjustments include amounts our management believes are not representative of our ongoing operations, including: (i) for fiscal year 2020, costs incurred of $1.4 million related to the restructuring of our merchandising department; and (ii) fiscal year 2019, costs incurred of $2.4 million related to the CFO Transition, payroll tax expense of $0.8 million related to the exercise of stock options and $0.5 million related to the one-time loss incurred related to the acquisition of land for the purposes of building a new store in fiscal year 2020 that had a pre-existing unusable structure on the premises that was demolished.

(j)

Represents the necessary adjustments to reflect management’s estimates of the illustrative impact of the adoption of ASC 842 on fiscal year 2019 results, which requires, among other things, a change to the accounting treatment of sale-leaseback transactions and the reclassification of certain of our financing obligations.

(k)

Reflects non-capital expenditures associated with opening new stores, including marketing and advertising, labor and cash occupancy expenses. Costs related to new store openings represent cash costs, and you should be aware that in the future we may incur expenses that are similar to these costs. We anticipate that we will continue to incur cash costs as we open new stores in the future. We opened zero and seven new stores during the thirteen weeks ended January 25, 2020 and January 26, 2019, respectively, and 36 and 34 new stores in fiscal years 2020 and 2019, respectively.

(l)

Reflects corporate overhead expenses, which are not directly related to the profitability of our stores, to facilitate comparisons of store operating performance as we do not consider these corporate overhead expenses when evaluating the ongoing performance of our stores from period to period. Corporate overhead expenses, which are a component of selling, general and administrative expenses, are comprised of various home office general and administrative expenses such as payroll expenses, occupancy costs, marketing and advertising, and consulting and professional fees. Store-level Adjusted EBITDA should not be used as a substitute for consolidated measures of profitability or performance because it does not reflect corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. We anticipate that we will continue to incur corporate overhead expenses in future periods.

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